                                                              Exhibit 1A (5)(i)

                           FLEXIBLE PREMIUM VARIABLE
                             LIFE INSURANCE POLICY
-------------------------------------------------------------------------------

To the Owner:

Please read your Policy carefully. This Policy is a legal contract between you and the Company. You, the Owner, have benefits and rights described in this Policy. The Insured is named in the Policy. The Beneficiary is as named in the attached application, unless later changed. We will pay the Life Insurance Proceeds on this Policy when we receive due proof that the Insured died while this Policy was in effect. This is a Flexible Premium Variable Life Insurance Policy. You may increase or decrease the Specified Amount. We will allocate Net Premiums to the Separate Account named on the policy data pages.

THIS POLICY'S ACCOUNT VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY VARY. THE MAXIMUM LOAN AMOUNT IS NINETY PERCENT OF THE DIFFERENCE BETWEEN THE ACCOUNT VALUE AND ANY SURRENDER CHARGE ON THE DATE OF THE LOAN.

Refund Privilege. You may return this Policy to our Home Office or to our agency within 10 days after its delivery for a refund. The amount of the refund will equal the sum of all charges deducted from premiums paid, plus the Net Premiums allocated to the Separate Account adjusted by investment gains and losses.

                   For GE Life and Annuity Assurance Company

                                          {Signature TO Come]

                                          PRESIDENT


 .Flexible Premium Variable Life Insurance Policy
 .Life Insurance Proceeds payable at the Insured's death
 .Adjustable death benefit
 .Flexible premiums payable for the Insured's life
 .Some benefits reflect investment results
 .No dividends

                              GE LIFE AND ANNUITY
                               ASSURANCE COMPANY

               6610 West Broad Street, Richmond, Virginia 23230
                                A Stock Company

FORM P1250 9/97

Table of Contents

Policy Data Pages...........................................................   4

Definitions.................................................................  12

Introduction
 The Policy and its Parts...................................................  14
 When This Policy Will Terminate............................................  14

The Owner and the Beneficiary
 The Owner..................................................................  15
 The Beneficiary............................................................  15
 Changing the Owner or Beneficiary..........................................  15
 Using the Policy as Collateral for a Loan..................................  15
 Trustee....................................................................  15

Premium Payments
 Premiums After the First Premium...........................................  16
 When and Where to Pay Premiums.............................................  16
 Allocation of Net Premiums.................................................  16
 Continuation Amount and Continuation Period................................  17
 Grace Period...............................................................  17
 How This Policy Can Be Reinstated..........................................  18

Life Insurance Proceeds
 How We Determine Proceeds..................................................  20
 Corridor Percentage Chart..................................................  21
 Compliance as Life Insurance...............................................  21
 Change in Existing Coverage................................................  21
 Change in Death Benefit Options............................................  22

The Separate Account
 Insulation of Assets.......................................................  23
 Investment Subdivisions....................................................  23
 Changes to the Separate Account and Investment Subdivisions................  23
 Valuation of Separate Account Assets.......................................  24
 Policy Exchange............................................................  24
 Unit Value.................................................................  24
 Transfers..................................................................  25

Account Value Benefits
 How We Determine Account Value.............................................  27
 How We Determine Net Premium...............................................  27
 Monthly Deduction..........................................................  27
 Cost of Insurance..........................................................  28
 Insufficient Account Value.................................................  28
 Continuation of Coverage...................................................  29
 Surrender..................................................................  29
 Receiving the Surrender Value..............................................  30
 Postponement of Payments...................................................  30

Loan Benefits
 Making a Policy Loan.......................................................  31
 Policy Loan Interest.......................................................  31
 Preferred Policy Debt......................................................  31
 Repaying Policy Debt.......................................................  32
 Minimum Loan Payment.......................................................  32

General Information
 Annual Statement...........................................................  34
 Calculation of Values......................................................  34
 Exchange Provision.........................................................  34
 Limits on Contesting This Policy...........................................  35
 Misstatement of Age or Sex.................................................  35
 Nonparticipating...........................................................  35
 Suicide....................................................................  36
 Written Notice.............................................................  36

Optional Payment Plans
 Plan 1.....................................................................  37
 Plan 2.....................................................................  37
 Plan 3.....................................................................  37
 Plan 4.....................................................................  38
 Plan 5.....................................................................  38
 Plan 1 Table...............................................................  39
 Plan 2 Table...............................................................  39
 Plan 5 Table...............................................................  40
 Settlement Age Chart.......................................................  40

   A copy of the application and any riders and endorsements follow page 41.

Policy Data

                                         SCHEDULE OF
                                          PREMIUMS
SCHEDULE OF BENEFITS                  AMOUNT    PAYABLE
--------------------------------------------------------
LIFE INSURANCE PLANNED PERIODIC      [[$363.36 ANNUALLY]
 PREMIUM

MINIMUM NET PREMIUM FACTOR:        [0.95 (THE MINIMUM NET PREMIUM FACTOR
                                   REFLECTS THE MAXIMUM DEDUCTION OF 5%
                                   OF EACH PREMIUM RECEIVED)]

MAXIMUM MONTHLY POLICY CHARGE:     [$12.00]

INCREASE CHARGE PER $1,000:        [$1.50 PER $1000, MAXIMUM $300 PER
                                   INCREASE]

MAXIMUM TRANSFER CHARGE:           [$10.00]

POLICY LOAN INTEREST RATES:

  NON-PREFERRED LOANS:             [6.00% PER ANNUM PAYABLE IN ARREARS]

  PREFERRED LOANS:                 [4.00% PER ANNUM PAYABLE IN ARREARS]

PREFERRED LOAN AVAILABILITY DATE:  [SEPTEMBER 1, 2010]

MINIMUM SPECIFIED AMOUNT:          [$100,000]

NOTE: IT IS POSSIBLE THAT COVERAGE WILL EXPIRE IF SUFFICIENT PREMIUMS ARE NOT PAID. SEE THE GRACE PERIOD PROVISION.

OWNER          [THE INSURED]

INSURED        [JOHN DOE]              [MALE 35] AGE NEAREST
                                       BIRTHDAY

POLICY NUMBER  [N00000000]             [NO NICOTINE USE STANDARD]  RATING CLASS

POLICY DATE    [SEPTEMBER 1, 2000]     MONTHLY ANNIVERSARY DAY [1]

PLAN           FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
               [$100,000] INSURED'S SPECIFIED AMOUNT -- DEATH BENEFIT OPTION [B]

P1250DP 7/00

Separate Account II

INVESTMENT
 SUBDIVISIONS     ARE INVESTED IN

                  [AIM VARIABLE INSURANCE FUNDS

AIM CAPITAL       AIM V.I. CAPITAL APPRECIATION FUND
 APPRECIATION --
  B
AIM GROWTH -- B   AIM V.I. GROWTH FUND
AIM VALUE -- B    AIM V.I. VALUE FUND

                  ALLIANCE VARIABLE PRODUCTS SERIES FUND,
                   INC.

AVP GROWTH &      GROWTH AND INCOME PORTFOLIO
 INCOME -- B
AVP PREMIER       PREMIER GROWTH PORTFOLIO
 GROWTH -- B
AVP QUASAR -- B   QUASAR PORTFOLIO

                  DREYFUS

DRF EMERGING      DREYFUS INVESTMENT -- EMERGING MARKETS
 MARKETS -- B     PORTFOLIO
DRF SOCIALLY      THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
 RESPONSIBLE      FUND, INC.
 GROWTH -- B

                  FEDERATED INSURANCE SERIES

FED HIGH INCOME   FEDERATED HIGH INCOME BOND FUND II
 BOND -- B
FED               FEDERATED INTERNATIONAL SMALL COMPANY FUND
 INTERNATIONAL     II
 SMALL
 COMPANY -- B

                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND

FID EQUITY        EQUITY INCOME PORTFOLIO
 INCOME -- B
FID GROWTH -- B   GROWTH PORTFOLIO

                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND
                   II

FID               CONTRAFUND PORTFOLIO
 CONTRAFUND --
  B

                  FIDELITY VARIABLE INSURANCE PRODUCTS FUND
                   III

FID GROWTH &      GROWTH & INCOME PORTFOLIO
 INCOME -- B
FID MID CAP --    MID CAP PORTFOLIO
  B

                  GE ASSET MANAGEMENT

GEl MID-CAP       MID-CAP VALUE EQUITY FUND
 VALUE
 EQUITY -- B
GEl MONEY         MONEY MARKET FUND
 MARKET -- B
GEl PREMIER       PREMIER GROWTH EQUITY FUND
 GROWTH
 EQUITY -- B
GEl S&P 500       S&P 500 INDEX FUND
 INDEX -- B*
GEl SMALL-CAP     SMALL-CAP VALUE EQUITY FUND
 VALUE
 EQUITY -- B
GEl U.S.          U.S. EQUITY FUND
 EQUITY -- B
GEl VALUE         VALUE EQUITY FUND
 EQUITY -- B

P1250 IS                                                     EFFECTIVE [7/01/00]

INVESTMENT SUBDIVISIONS                ARE INVESTED IN

                                       JANUS ASPEN SERIES

JAN AGGRESSIVE GROWTH -- B             AGGRESSIVE GROWTH PORTFOLIO
JAN BALANCED -- B                      BALANCED PORTFOLIO
JAN CAPITAL APPRECIATION -- B          CAPITAL APPRECIATION PORTFOLIO
JAN GLOBAL LIFE SCIENCES -- B          GLOBAL LIFE SCIENCES PORTFOLIO
JAN GLOBAL TECHNOLOGY -- B             GLOBAL TECHNOLOGY PORTFOLIO
JAN GROWTH -- B                        GROWTH PORTFOLIO
JAN INTERNATIONAL GROWTH -- B          INTERNATIONAL GROWTH PORTFOLIO
JAN WORLDWIDE GROWTH -- B              WORLDWIDE GROWTH PORTFOLIO

                                       MFS VARIABLE INSURANCE TRUST

MFS GROWTH -- B                        MFS GROWTH SERIES
MFS GROWTH WITH INCOME -- B            MFS GROWTH WITH INCOME SERIES
MFS NEW DISCOVERY -- B                 MFS NEW DISCOVERY SERIES
MFS UTILITIES -- B                     MFS UTILITIES SERIES

                                       OPPENHEIMER VARIABLE ACCOUNT FUNDS

OPP GLOBAL SECURITIES/VA -- B          OPPENHEIMER GLOBAL SECURITIES FUND/VA
OPP MAIN STREET GROWTH & INCOME/VA --  OPPENHEIMER MAIN STREET GROWTH & INCOME
  B                                    FUND/VA

                                       PIMCO VARIABLE INSURANCE TRUST

PIM FOREIGN BOND -- B                  FOREIGN BOND PORTFOLIO
PIM HIGH YIELD BOND -- B               HIGH YIELD BOND PORTFOLIO
PlM LONG TERM U.S. GOVERNMENT BOND --  LONG-TERM U.S. GOVERNMENT BOND PORTFOLIO
  B
PIM TOTAL RETURN BOND -- B             TOTAL RETURN BOND PORTFOLIO

                                       RYDEX VARIABLE TRUST

RYD OTC -- B**                         RYDEX OTC FUND]

YOU MAY ALLOCATE YOUR PREMIUMS AND ACCOUNT VALUE TO AS MANY AS [SEVEN] INVESTMENT SUBDIVISIONS. YOUR ALLOCATIONS MUST BE IN PERCENTAGES TOTALING 100%. EACH ALLOCATION PERCENTAGE MUST BE A WHOLE NUMBER AND AT LEAST 1%.

CONSULT YOUR PROSPECTUS FOR INVESTMENT DETAILS.

 * "Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by GE Asset Management Incorporated. The S&P 500 Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the fund.
** The NASDAQ 100 Index is an unmanaged index that is a widely recognized indicator of OTC market performance.

P1250 IS                                                     EFFECTIVE [7/01/00]

Policy Number: N00000000

                           TABLE OF MAXIMUM PREMIUMS

POLICY   MAXIMUM
YEAR     PREMIUM

1       [14,304.27
2        14,304.27
3        14,304.27
4        14,304.27
5        14,304.27
6        14,304.27
7        14,304.27
8        14,304.27
9        14,304.27
10       14,304.27
11       14,304.27
12       15,241.56
13       16,511.69
14       17,781.82
15       19,051.95
16       20,322.08
17       21,592.21
18       22,862.34
19       24,132.47
20       25,402.60
21       26,672.73
22       27,942.86
23       29,212.99
24       30,483.12
25       31,753.25
26       33,023.38
27       34,293.51
28       35,563.64
29       36,833.77
30       38,103.90
31       39,374.03
32       40,644.16
33       41,914.29

POLICY       MAXIMUM
YEAR         PREMIUM

34          43,184.42
35          44,454.55
36          45,724.68
37          46,994.81
38          48,264.94
39          49,535.07
40          50,805.20
41          52,075.33
42          53,345.46
43          54,615.59
44          55,885.72
45          57,155.85
46          58,425.98
47          59,696.11
48          60,966.24
49          62,236.37
50          63,506.50
51          64,776.63
52          66,046.76
53          67,316.89
54          68,587.02
55          69,857.15
56          71,127.28
57          72,397.41
58          73,667.54
59          74,937.67
60          76,207.80
61          77,477.93
62          78,748.06
63          80,018.19
64          81,288.32
65 & LATER  82,558.45]

ACCORDING TO OUR UNDERSTANDING OF CURRENT FEDERAL TAX LAW, YOU MAY NOT PAY MORE THAN THESE AMOUNTS AND MAINTAIN THE TAX STATUS OF THIS POLICY AS LIFE INSURANCE. THIS TABLE IS SUBJECT TO CHANGE.

Policy Number: N00000000

                         TABLE OF CONTINUATION AMOUNTS

POLICY                                                            CONTINUATION
MONTH                                                                AMOUNT

1                                                                     [30.28
2                                                                      60.56
3                                                                      90.84
4                                                                     121.12
5                                                                     151.40
6                                                                     181.68
7                                                                     211.96
8                                                                     242.24
9                                                                     272.52
10                                                                    302.80
11                                                                    333.08
12                                                                    363.36
13                                                                    393.64
14                                                                    423.92
15                                                                    454.20
16                                                                    484.48
17                                                                    514.76
18                                                                    545.04
19                                                                    575.32
20                                                                    605.60
21                                                                    635.88
22                                                                    666.16
23                                                                    696.44
24                                                                    726.72
25                                                                    757.00
26                                                                    787.28
27                                                                    817.56
28                                                                    847.84
29                                                                    878.12
30                                                                    908.40
31                                                                    938.68
32                                                                    968.96
33                                                                    999.24
34                                                                  1,029.52
35                                                                  1,059.80
36                                                                  1,090.08
37                                                                  1,120.36
38                                                                  1,150.64
39                                                                  1,180.92
40                                                                  1,211.20

POLICY                                                            CONTINUATION
MONTH                                                                AMOUNT

41                                                                  1,241.48
42                                                                  1,271.76
43                                                                  1,302.04
44                                                                  1,332.32
45                                                                  1,362.60
46                                                                  1,392.88
47                                                                  1,423.16
48                                                                  1,453.44
49                                                                  1,483.72
50                                                                  1,514.00
51                                                                  1,544.28
52                                                                  1,574.56
53                                                                  1,604.84
54                                                                  1,635.12
55                                                                  1,665.40
56                                                                  1,695.68
57                                                                  1,725.96
58                                                                  1,756.24
59                                                                  1,786.52
60                                                                  1,816.80
61                                                                  1,847.08
62                                                                  1,877.36
63                                                                  1,907.64
64                                                                  1,937.92
65                                                                  1,968.20
66                                                                  1,998.48
67                                                                  2,028.76
68                                                                  2,059.04
69                                                                  2,089.32
70                                                                  2,119.60
71                                                                  2,149.88
72                                                                  2,180.16
73                                                                  2,210.44
74                                                                  2,240.72
75                                                                  2,271.00
76                                                                  2,301.28
77                                                                  2,331.56
78                                                                  2,361.84
79                                                                  2,392.12
80                                                                  2,422.40

POLICY                                                            CONTINUATION
MONTH                                                                AMOUNT

81                                                                  2,452.68
82                                                                  2,482.96
83                                                                  2,513.24
84                                                                  2,543.52
85                                                                  2,573.80
86                                                                  2,604.08
87                                                                  2,634.36
88                                                                  2,664.64
89                                                                  2,694.92
90                                                                  2,725.20
91                                                                  2,755.48
92                                                                  2,785.76
93                                                                  2,816.04
94                                                                  2,846.32
95                                                                  2,876.60
96                                                                  2,906.88
97                                                                  2,937.16
98                                                                  2,967.44
99                                                                  2,997.72
100                                                                 3,028.00
101                                                                 3,058.28
102                                                                 3,088.56
103                                                                 3,118.84
104                                                                 3,149.12
105                                                                 3,179.40
106                                                                 3,209.68
107                                                                 3,239.96
108                                                                 3,270.24
109                                                                 3,300.52
110                                                                 3,330.80
111                                                                 3,361.08
112                                                                 3,391.36
113                                                                 3,421.64
114                                                                 3,451.92
115                                                                 3,482.20
116                                                                 3,512.48
117                                                                 3,542.76
118                                                                 3,573.04
119                                                                 3,603.32
120                                                                3,633.601

CONTINUATION AMOUNTS ARE DESCRIBED IN THE CONTINUATION AMOUNT AND CONTINUATION PERIOD PROVISION

Policy Number: N00000000

                           TABLE OF SURRENDER AMOUNTS

POLICY                                                               SURRENDER
MONTH                                                                 CHARGE

1                                                                     [619.00
2                                                                      619.00
3                                                                      619.00
4                                                                      619.00
5                                                                      619.00
6                                                                      619.00
7                                                                      619.00
8                                                                      619.00
9                                                                      619.00
10                                                                     619.00
11                                                                     619.00
12                                                                     619.00
13                                                                     619.00
14                                                                     619.00
15                                                                     619.00
16                                                                     619.00
17                                                                     619.00
18                                                                     619.00
19                                                                     619.00
20                                                                     619.00
21                                                                     619.00
22                                                                     619.00
23                                                                     619.00
24                                                                     619.00
25                                                                     619.00
26                                                                     619.00
27                                                                     619.00
28                                                                     619.00
29                                                                     619.00
30                                                                     619.00
31                                                                     619.00
32                                                                     619.00
33                                                                     619.00
34                                                                     619.00
35                                                                     619.00
36                                                                     619.00
37                                                                     619.00
38                                                                     619.00
39                                                                     619.00
40                                                                     619.00

POLICY                                                               SURRENDER
MONTH                                                                 CHARGE

41                                                                    619.00
42                                                                    619.00
43                                                                    619.00
44                                                                    619.00
45                                                                    619.00
46                                                                    619.00
47                                                                    619.00
48                                                                    619.00
49                                                                    619.00
50                                                                    619.00
51                                                                    619.00
52                                                                    619.00
53                                                                    619.00
54                                                                    619.00
55                                                                    619.00
56                                                                    619.00
57                                                                    619.00
58                                                                    619.00
59                                                                    619.00
60                                                                    619.00
61                                                                    613.00
62                                                                    608.00
63                                                                    603.00
64                                                                    598.00
65                                                                    593.00
66                                                                    588.00
67                                                                    582.00
68                                                                    577.00
69                                                                    572.00
70                                                                    567.00
71                                                                    562.00
72                                                                    557.00
73                                                                    551.00
74                                                                    546.00
75                                                                    541.00
76                                                                    536.00
77                                                                    531.00
78                                                                    526.00
79                                                                    520.00
80                                                                    515.00

POLICY                                                               SURRENDER
MONTH                                                                 CHARGE

81                                                                    510.00
82                                                                    505.00
83                                                                    500.00
84                                                                    495.00
85                                                                    489.00
86                                                                    484.00
87                                                                    479.00
88                                                                    474.00
89                                                                    469.00
90                                                                    464.00
91                                                                    458.00
92                                                                    453.00
93                                                                    448.00
94                                                                    443.00
95                                                                    438.00
96                                                                    433.00
97                                                                    427.00
98                                                                    422.00
99                                                                    417.00
100                                                                   412.00
101                                                                   407.00
102                                                                   402.00
103                                                                   396.00
104                                                                   391.00
105                                                                   386.00
106                                                                   381.00
107                                                                   376.00
108                                                                   371.00
109                                                                   365.00
110                                                                   360.00
111                                                                   355.00
112                                                                   350.00
113                                                                   345.00
114                                                                   340.00
115                                                                   334.00
116                                                                   329.00
117                                                                   324.00
118                                                                   319.00
119                                                                   314.00
120                                                                   309.00

Policy Number: N00000000

                           TABLE OF SURRENDER AMOUNTS

POLICY                                                               SURRENDER
MONTH                                                                 CHARGE

121                                                                   303.00
122                                                                   298.00
123                                                                   293.00
124                                                                   288.00
125                                                                   283.00
126                                                                   278.00
127                                                                   272.00
128                                                                   267.00
129                                                                   262.00
130                                                                   257.00
131                                                                   252.00
132                                                                   247.00
133                                                                   241.00
134                                                                   236.00
135                                                                   231.00
136                                                                   226.00
137                                                                   221.00
138                                                                   216.00
139                                                                   210.00
140                                                                   205.00

POLICY                                                               SURRENDER
MONTH                                                                 CHARGE

141                                                                   200.00
142                                                                   195.00
143                                                                   190.00
144                                                                   185.00
145                                                                   179.00
146                                                                   174.00
147                                                                   169.00
148                                                                   164.00
149                                                                   159.00
150                                                                   154.00
151                                                                   148.00
152                                                                   143.00
153                                                                   138.00
154                                                                   133.00
155                                                                   128.00
156                                                                   123.00
157                                                                   117.00
158                                                                   112.00
159                                                                   107.00
160                                                                   102.00

POLICY                                                               SURRENDER
MONTH                                                                 CHARGE

161                                                                    97.00
162                                                                    92.00
163                                                                    86.00
164                                                                    81.00
165                                                                    76.00
166                                                                    71.00
167                                                                    66.00
168                                                                    61.00
169                                                                    55.00
170                                                                    50.00
171                                                                    45.00
172                                                                    40.00
173                                                                    35.00
174                                                                    30.00
175                                                                    25.00
176                                                                    20.00
177                                                                    15.00
178                                                                    10.00
179                                                                     5.00
180                                                                     0.00]

Policy Number: N00000000

                  TABLE OF GUARANTEED MAXIMUM INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

                                                                        LIFE
                                                                       MONTHLY
AGE                                                                     RATE

70                                                                     2.94130
71                                                                     3.31274
72                                                                     3.63092
73                                                                     4.05839
74                                                                     4.54125
75                                                                     5.06274
76                                                                     5.62182
77                                                                     6.21386
78                                                                     6.83323
79                                                                     7.49615

                                                                        LIFE
                                                                      MONTHLY
AGE                                                                     RATE

80                                                                     8.22966
81                                                                     9.05444
82                                                                     9.99708
83                                                                    11.07331
84                                                                    12.26711
85                                                                    13.55590
86                                                                    14.91786
87                                                                    16.34412
88                                                                    17.80841
89                                                                    19.33266

                                                                       LIFE
                                                                      MONTHLY
AGE                                                                    RATE

90                                                                    20.94167
91                                                                    22.66794
92                                                                    24.57677
93                                                                    26.76406
94                                                                    29.63735
95                                                                    33.93111
96                                                                    41.27938
97                                                                    56.03985
98                                                                    83.33333
99                                                                   83.33333]

Definitions

Account Value--The total amount under the Policy in each Investment Subdivision and our General Account.

Age--The Insured's Age on his or her birthday nearest the Policy Date or a policy anniversary.

Attained Age--The insured's Age on the Policy Date plus the number of full years since the Policy Date.

Beneficiary--The person or entity designated by the Owner to receive the Life Insurance Proceeds payable at the death of the Insured.

Continuation Amount--A cumulative amount set forth on the policy data pages for each month of the Continuation Period.

Continuation Period--The period during which the Policy will not lapse if the Net Total Premium is at least equal to the Continuation Amount for the number of Policy Months that the Policy has been in force.

The Company--GE Life and Annuity Assurance Company. "We", "us" or "our" refers to the Company.

Fund--Any open-end management investment company or investment portfolio thereof, or unit investment trust or series thereof, in which an Investment Subdivision invests.

General Account--Assets of the Company other than those allocated to the Separate Account or any other Separate Account of the Company.

Home Office--The Company's offices at 6610 West Broad Street, Richmond, Virginia 23230.

Insured--The person upon whose life this Policy is issued.

Investment Subdivision--Subdivision of the Separate Account, the assets of which are invested exclusively in a corresponding Fund.

Life insurance Proceeds--The amount payable upon the death of the Insured.

Monthly Anniversary Day--The same day in each month as the Policy Date. This day is shown on the policy data pages.

Net Premium--The portion of each premium paid which is used in determining the Account Value. It is equal to the premium paid times the Net Premium Factor.

Net Premium Factor--The factor used in determining the Net Premium which reflects a deduction from each premium paid.

Net Total Premium--On any date, Net Total Premium means the total of all premiums paid to that date less (a) divided by (b), where:
(a) is any outstanding Policy Debt, plus the sum of any partial surrenders to date; and
(b) is the Net Premium Factor.

Optional Payment Plan--A plan whereby any part of Life Insurance Proceeds or Surrender Value proceeds can be left with us to provide a series of periodic payments to an Owner or Beneficiary.

Owner--The Owner of the Policy as named in this Policy. "You" or "your" refers to the Owner. Contingent owners may also be named.

Planned Periodic Premium--A level premium amount scheduled for payment at fixed intervals over a specified period of time.

Policy--This Policy with any attached application(s), and any riders and endorsements.

Policy Date--Date as of which the Company issues the Policy and as of which the Policy becomes effective. Policy years and anniversaries are measured from the Policy Date. The Policy Date is shown on the policy data pages.

Policy Debt--The amount of outstanding loans plus accrued interest. Policy Debt is deducted from proceeds payable at the Insured's death or on surrender.

Policy Month--A one-month period beginning on a Monthly Anniversary Day and ending on the day immediately preceding the next Monthly Anniversary Day.

Separate Account--The segregated asset account of the Company shown on the policy data pages.

Specified Amount--An amount used in determining the insurance coverage on an insured life. The original Specified Amount is shown on the policy data pages.

Surrender Value--The amount payable to the Owner upon surrender of the Policy.

Unit Value--Unit of measure used to calculate the Account Value for each Investment Subdivision.

Valuation Day--For each Investment Subdivision, each day on which the New York Stock Exchange is open for business except for days that the Investment Subdivision's corresponding Fund does not value its shares.

Valuation Period--Period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

Introduction

This is a flexible premium variable life insurance policy. The first premium payment is due on the Policy Date. Subsequent premiums may be paid at any time while this Policy is in effect, subject to conditions specified in the Premium Payments section. In return for these premiums and the insurance application, we provide certain benefits.

The Policy provides Life insurance Proceeds. Proceeds can be paid in a lump sum or under an Optional Payment Plan.

During the Insured's life, the Policy has an Account Value. The Account Value reflects the investment experience of the Separate Account. (See THE SEPARATE ACCOUNT section.) This Account Value is the basis for certain benefits you can use before the Insured's death.

We will provide a projection of illustrative future life insurance and Account Value proceeds. To receive the illustration, send a written request to our Home Office and pay any service fee in effect at that time, but not more than $25 per illustration.

The illustration will assume:

 . amounts of insurance;

 . coverage options;

 . future premium payments you specify; and

 . other assumptions specified by you or by us.

THE POLICY AND ITS PARTS

The Policy is a legal contract. It is the entire contract between you and us. An agent cannot change this contract. Any change to it must be in writing and approved by us. Only our President or one of our Vice-Presidents can give our approval.

We will not use any statement in the original application to deny a claim unless a copy of that application was attached to this Policy when issued or delivered. We will not use any statement in a supplemental application to deny a claim unless a copy of that application was sent to you when the change in coverage went into effect. We will not use any statement in a reinstatement application to deny a claim unless a copy of the reinstatement application was sent to you when the Policy was reinstated.

When This Policy Will Terminate

READ YOUR POLICY CAREFULLY.

All coverage under this Policy will terminate when:

 . you request that coverage terminate and you return this Policy;

 . the insured dies; or

 . the grace period ends without sufficient premium being paid.

This Policy will also terminate as stated in the Suicide provision.

THE OWNER AND THE BENEFICIARY

THE OWNER

You have rights in the Policy during the Insured's life. The Policy names you or someone else as the Insured. If you are not the Insured, you should name a contingent owner who will become the Owner if you die before the Insured. If you die before the Insured and there is no contingent owner, ownership passes to your estate.

THE BENEFICIARY

You may name primary and contingent Beneficiaries. Your original Beneficiary choice is shown in the attached application. Unless an Optional Payment Plan is chosen, the proceeds payable at the Insured's death will be paid in a lump sum to the primary Beneficiary. If the primary Beneficiary dies before the Insured, the proceeds will be paid to the contingent Beneficiary. If no Beneficiary survives the Insured, the proceeds will be paid to you or your estate.

You may name more than one primary or contingent Beneficiary. If you do, the proceeds will be paid in equal shares to the survivors in the appropriate Beneficiary class, unless you have requested otherwise.

CHANGING THE OWNER OR BENEFICIARY

During the Insured's life, you may change the Owner. You may also change the Beneficiary during the Insured's life if you reserved this right.

How to Change the Owner or Beneficiary. To make a change, send a written request to our Home Office. The request must be received by us in a form satisfactory to us. The change will take effect as of the date you sign the request. The change will be subject to any payment we make before we record the change.

USING THE POLICY AS COLLATERAL FOR A LOAN

This Policy may be assigned as collateral security. We must be notified in writing if you assign the Policy. Any payment we make before we record the assignment at our Home Office will not be affected. We are not responsible for the validity of an assignment. Your rights and the rights of a Beneficiary may be affected by an assignment.

TRUSTEE

If a trustee is named as the Owner or Beneficiary of this Policy and subsequently exercises ownership rights or claims benefits hereunder, we will have no obligation to verify that a trust is in effect or that the trustee is acting within the scope of his/her authority. Payment of policy benefits to the trustee will release us from all obligations under the Policy to the extent of the payment. When we make a payment to the trustee, we will have no obligation to ensure that such payment is applied according to the terms of the trust agreement.

Premium Payments

This Policy's first premium is due on the Policy Date.

PREMIUMS AFTER THE FIRST PREMIUM

Any premium payments after the first premium may be made under a periodic plan or at any time while this Policy is in effect.

Periodic Premium Plan. You may request that we send reminders of your Planned Periodic Premium. You may choose to send premiums directly to us either annually, semi-annually, or quarterly. We can also arrange for pre-authorized payments from your bank account or similar facility either annually, semi-annually, quarterly or monthly. Planned Periodic Premiums will be subject to our rules on minimum amount.

You can change the frequency or amount of your Planned Periodic Premium. We reserve the right to limit the amount of any increase in Planned Periodic Premiums.

Unscheduled Payments. You can make an unscheduled premium payment at any time while this Policy is in effect. Unscheduled payments are applied first to repay any Policy Debt, unless you direct us otherwise. We reserve the right to limit the number and amount of any unscheduled premium payments.

Maximum Premiums. We will limit the total of all premiums paid to date for this Policy to the amounts shown in the table of maximum premiums in the policy data pages. Any portion of a premium paid that causes the total of all premiums paid to date to exceed the maximum premium will be returned to you along with any earnings thereon. We reserve the right to change the table of maximum premiums when necessary as a result of changes in coverage or to maintain compliance with the Internal Revenue Code. If we do, we will send you a new table of maximum premiums reflecting the adjusted amounts.

WHEN AND WHERE TO PAY PREMIUMS

Each premium is payable in advance. Send each premium to our Home Office. Make the check or money order payable to GE Life and Annuity Assurance Company.

ALLOCATION OF NET PTEMIUMS

You may allocate the Net Premium to one or more Investment Subdivisions of the Separate Account, but not to more than the maximum number of allocations shown in the policy data pages. The minimum percentage of each Net Premium which may be allocated to any particular Investment Subdivision is shown on the policy data pages. Net Premiums will initially be allocated in accordance with the allocations requested by you. You may change the allocation of Net Premiums at any time, without charge, simply by sending written notice to us at our Home Office. The changed allocation will apply to premiums received after we record the change.

CONTINUATION AMOUNT AND CONTINUATION PERIOD

On any Monthly Anniversary Day during the Continuation Period, if the Surrender Value of this Policy is not sufficient to cover the monthly deduction, this Policy will remain in effect if the Net Total Premium is at least equal to the Continuation Amount.

At the end of the Continuation Period, you may have to pay an additional premium to keep the Policy inforce. (See Insufficient Account Value provision.)

An increase in Specified Amount will increase the Continuation Amounts while a decrease in Specified Amount will reduce the Continuation Amounts. Any termination and subsequent reinstatement of the Policy will reduce the Continuation Amounts. We will send you a supplemental policy data page reflecting the adjusted amounts. The Continuation Period will be as though the Policy had been in effect continuously from its original Policy Date.

GRACE PERIOD

On any Monthly Anniversary Day during the Continuation Period, if (1) the Surrender Value is not sufficient to cover the monthly deduction, and (2) the Net Total Premium is less than the Continuation Amount, you must pay a premium sufficient to keep the Policy in effect or coverage will terminate. The amount of the sufficient premium will equal the lesser of (a) and (b), where:

(a) equals the monthly deduction due minus the Surrender Value, and that result divided by the Net Premium Factor; and

(b) equals the Continuation Amount minus the Net Total Premium.

All amounts in (a) and (b) above are as of the Monthly Anniversary Day at the beginning of the grace period. The monthly deduction is described in the ACCOUNT VALUE BENEFITS section.

On any Monthly Anniversary Day after the Continuation Period, if the Surrender Value is not sufficient to cover the monthly deduction, you must pay a premium sufficient to keep the Policy in effect or coverage will terminate. In this case, the amount of the sufficient premium will equal the monthly deduction due minus the Surrender Value, and that result divided by the Net Premium Factor. As used in this paragraph, the monthly deduction due and the Surrender Value are both as of the Monthly Anniversary Day at the beginning of the grace period.

In either case, we will mail you written notice of the sufficient premium. This notice will be sent to your last known address. You have a 61-day grace period from the date we mail the notice to pay the sufficient premium.

Coverage continues during the 61-day grace period. If the Insured dies during the grace period, proceeds will be reduced by the amount of the sufficient premium (as described in this provision) that would have been required to keep the Policy in effect.

If the sufficient premium is not paid by the end of the grace period, this Policy will terminate without value.

How This Policy Can Be Reinstated

You may reinstate this Policy within three years of the end of the grace period if:

(1) you submit an application for reinstatement;

(2) you provide required evidence of insurability satisfactory to us that the Insured is insurable;

(3) the Policy has not been surrendered for cash; and

(4) you pay the premium as described in this section.

The Policy will be reinstated effective on the date we approve the reinstatement. The surrender charge and the Continuation Period will be as though the Policy had been in effect continuously from its original Policy Date.

On the date of reinstatement, the Account Value will be allocated to the Investment Subdivisions of the Separate Account. Unless you tell us otherwise, these allocations will be made in the same manner that Net Premiums are allocated.

If this Policy terminates and is reinstated before the end of the Continuation Period, you will have to pay an amount equal to (1) minus (2) minus (3) plus
(4), where:

(1) is the Continuation Amount as of the date of reinstatement;

(2) is the sum of the monthly deductions that would have been made during the period between termination and reinstatement, divided by the Net Premium Factor;

(3) is the Net Total Premium on the date of termination; and

(4) is an amount sufficient to keep the Policy in effect for two Policy Months after the date of reinstatement.

On the date of reinstatement, the Account Value will equal (a) plus (b) minus
(c), where:

(a) is the Account Value on the first day of the grace period;

(b) is the premium paid to reinstate multiplied by the Net Premium Factor; and

(c) is the monthly deduction for the month following the date of reinstatement.

If this Policy terminates before the end of the Continuation Period, and is reinstated after the end of the Continuation Period, you will have to pay a premium which, after multiplying by the Net Premium Factor, equals (1) plus (2) minus (3), where:

(1) is the surrender charge on the date of termination; and

(2) is an amount equal to the monthly deductions for two months after the date of reinstatement; and

(3) is the Account Value on the date of termination.

On the date of reinstatement, the Account Value will equal (a) plus (b) plus
(c), where:

(a) is the surrender charge in effect on the date of reinstatement;

(b) is an amount equal to the monthly deductions for the two months after the date of reinstatement, minus the monthly deduction for the month following the date of reinstatement; and

(c) is any premium paid in excess of the required reinstatement premium, multiplied by the Net Premium Factor.

If this Policy terminates after the end of the Continuation Period and is reinstated, you will have to pay a premium sufficient to keep the Policy in effect for at least two months.

On the date of reinstatement, the Account Value will equal (a) plus (b) minus
(c), where:

(a) is the surrender charge in effect on the date of reinstatement;

(b) is the premium paid to reinstate multiplied by the Net Premium Factor; and

(c) is the monthly deduction for the month following the date of reinstatement.

Life Insurance Proceeds

Life Insurance Proceeds are payable at the death of the Insured. We will pay the Life Insurance Proceeds on this Policy when we receive:

 . this Policy;

 . due proof that the Insured died while this Policy was in effect; and

 . proof of the interest of the claimant.

Proceeds can be paid in a lump sum or under an Optional Payment Plan.

HOW WE DETERMINE PROCEEDS

In the application for original coverage, the Owner elected one of two death benefit options.

Under Option A, Life insurance Proceeds are based on the greater of (1) and
(2), where:

(1)is the Specified Amount plus the Account Value; and

(2)is the Account Value multiplied by the corridor percentage.

Under Option B, Life Insurance Proceeds are based on the greater of (1) and
(2), where:

(1) is the Specified Amount; and

(2) is the Account Value multiplied by the corridor percentage.

For both Option A and Option B, references to Specified Amount and Account Value in items (1) and (2), are amounts in effect on the date of death.

In no event will Life insurance Proceeds be less than the amount required to keep the Policy qualified as life insurance.

The corridor percentage will depend on the Attained Age of the Insured on the date of death. (See the corridor percentage chart in this section.)

Actual Amount of Proceeds. The actual amount of proceeds will depend on:

 . the Life Insurance Proceeds as determined in this section;

 . the use of the Account Value; any partial surrenders;

 . any Policy Debt;

 . any additional insurance provided by rider;

 . any increase or decrease in existing coverage;

 . the Insured's suicide during the first two policy years;

 . and a misstatement of the Insured's Age or sex.

                 Corridor
 Attained Age   Percentage
 ------------   ----------
 40 or younger     250%
 41                243
 42                236
 43                229
 44                222
 45                215
 46                209
 47                203
 48                197
 49                191
 50                185
 51                178
 52                171
 53                164

               Corridor
Attained Age  Percentage
------------  ----------
54               157%
55               150
56               146
57               142
58               138
59               134
60               130
61               128
62               126
63               124
64               122
65               120
66               119
67               118

                 Corridor
 Attained Age   Percentage
 ------------   ----------
 68                117%
 69                116
 70                115
 71                113
 72                111
 73                109
 74                107
 75 through 90     105
 91                104
 92                103
 93                102
 94 or older       101

COMPLIANCE AS LIFE INSURANCE


We reserve the right to amend this Policy as necessary to maintain compliance with the Internal Revenue Code. We will send any such amendments to you. You have the right to refuse such amendments and accept full responsibility for any consequences as a result of such refusal.

CHANGE TO EXISTING COVERAGE

After the Policy has been in effect for one year, you can increase or decrease the Specified Amount. To make a change, send a written request along with the Policy to our Home Office.

Decrease in Specified Amount. Any decrease will become effective on the Monthly Anniversary Day after the date we receive the request. The decrease will first apply to coverage provided by the most recent increase, then to the next most recent increases successively, then to the coverage provided under the original application.

During the Continuation Period, we will not allow a decrease unless the Account Value less any Policy Debt is greater than the surrender charge. A decrease may not cause the Specified Amount to be less than the minimum Specified Amount shown on the policy data pages. A decrease may cause a surrender charge to be assessed and may require a payment to you to keep the Policy qualified as life insurance. If this event occurs, we will send you revised policy data pages. (See Surrender Charge on Decrease in Specified Amount in the Surrender provision.)

Increase in Specified Amount. You must apply for an increase in Specified Amount on a supplemental application. You will have to submit evidence satisfactory to us that the Insured is insurable.

Any approved increase will become effective on the date shown in the supplemental policy data pages, provided that there is sufficient Account Value to cover the first monthly deduction following the increase. (See Monthly Deduction provision.)

CHANGE IN DEATH BENEFIT OPTIONS

If you elected death benefit Option A, you can request a change to death benefit Option B. The Specified Amount after the change will equal the sum of
(1) plus (2), where:

(1)is the Specified Amount on the date your request becomes effective; and

(2)is the Account Value on the date your request becomes effective.

If you elected death benefit Option B, you can request a change to death benefit Option A. This will decrease the Specified Amount by the amount of Account Value.

Any change in death benefit options will become effective on the first Monthly Anniversary Day after the date we receive the request in our Home Office.

The Separate Account

The Separate Account supports the operation of this Policy and certain other variable life insurance policies we may offer. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that are not variable life insurance.

We own the assets in the Separate Account. These assets are held separately from our other assets and are not part of our General Account.

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to laws of the Commonwealth of Virginia which regulate the operations of insurance companies incorporated in Virginia. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the Commonwealth of Virginia. The approval process is on file with the Insurance Commissioner of the state in which this Policy was delivered.

INSULATION OF ASSETS

The portion of the assets of the Separate Account which equals the reserves and other policy liabilities of the policies which are supported by the Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of such reserves and other policy liabilities.

INVESTMENT SUBDIVISIONS

The Separate Account is divided into Investment Subdivisions. The income, gains and losses, realized or unrealized, from the assets allocated to an Investment Subdivision are credited to or charged against such Investment Subdivision without regard to other income, gains or losses of the Company.

The Investment Subdivisions available under this Policy are shown in the policy data pages. Each Investment Subdivision in the Separate Account invests exclusively in shares of a designated portfolio of a series type of mutual fund ("a Fund"). Any amounts of income, dividends and gains distributed from the shares of a Fund are reinvested in additional shares of that Fund.

CHANGES TO THE SEPARATE ACCOUNT AND INVESTMENT SUBDIVISIONS

Where permitted by applicable law, the Company may:

 1. create new separate accounts;

 2. combine separate accounts, including the Separate Account;

 3. transfer assets of the Separate Account, which we determine to be associated with the class of policies to which this Policy belongs, to another separate account;

 4. add new Investment Subdivisions to or remove existing Investment Subdivisions from the Separate Account or combine Investment Subdivisions;

 5. make Investment Subdivisions (including new Investment Subdivisions) available to such classes of policies as we may determine;

 6. add new Funds or remove existing Funds;

 7. substitute new Funds for any existing Fund whose shares are no longer available for investment;

 8. substitute new Funds for any existing Fund which we determine is no longer appropriate in light of the purposes of the Separate Account;

 9. deregister the Separate Account under the Investment Company Act of 1940;
    and

10. operate the Separate Account under the direction of a committee or in any other form permitted by law.

In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

VALUATION OF SEPARATE ACCOUNT ASSETS

We will value the assets of the Separate Account each Valuation Day at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

POLICY EXCHANGE

If you object to a material change in the investment policy of the Separate Account or any Investment Subdivision, you have the right to exchange this Policy for a fixed benefit policy. No evidence of insurability will be required. We will notify you of the options available, and the procedures to follow if you decide to make an exchange. You must make an exchange within sixty days after the change in investment policy becomes effective. There will always be one policy available for exchange.

UNIT VALUE

Each Investment Subdivision has a Unit Value. When Net Premiums or other amounts are transferred into an Investment Subdivision, a number of units are purchased based on that Investment Subdivision's Unit Value as of the end of the Valuation Period during which the transfer is made. Likewise, when amounts are transferred out of an Investment Subdivision, units are redeemed in a similar manner.

The Unit Value of each Investment Subdivision was arbitrarily set when the Investment Subdivision began operations. The Unit Value for each subsequent Valuation Period is the net investment factor for that period, multiplied by the Unit Value for the immediately preceding period. The Unit Value for a Valuation Period applies to each day in the period.

Each Investment Subdivision has its own net investment factor. In the following definition, "assets" refers to the assets in each Investment Subdivision. "Any amount charged against the Separate Account" refers to those amounts that are allocated to each Investment Subdivision.

The net investment factor for a Valuation Period is (a) divided by (b), minus
(c), where:

(a)  is the result of:

  1.  the value of the assets at the end of the preceding Valuation Period;
      plus

  2. the investment income and capital gains, realized or unrealized, credited to those assets at the end of the Valuation Period for which the net investment factor is being determined; minus

  3. the capital losses, realized or unrealized, charged against those assets during the Valuation Period; minus

  4. any amount charged against the Separate Account for taxes, or any amount we set aside during the Valuation Period as a provision for taxes attributable to the operation or maintenance of the Separate Account; and

(b) is the value of the assets in the Investment Subdivision at the end of the preceding Valuation Period; and

(c) is a charge no greater than .0024769% for each day in the Valuation Period. This corresponds to .90% per year.

Transfers

You may transfer Account Value among the Investment Subdivisions of the Separate Account. The transfer will be effective as of the end of the Valuation Period during which we receive your request at our Home Office. You must request a transfer in writing or in any other form acceptable to us. We reserve the right to limit the number of transfers to twelve each calendar year. The first transfer in each calendar month will be made without a transfer charge. A transfer charge will be imposed for each subsequent transfer in a calendar month. This transfer charge is shown on the policy data pages. When we make transfers, the Account Value on the date of the transfer will not be affected by the transfer except to the extent of the transfer charge. The transfer charge will be taken from the amount transferred.

Account Value Benefits

HOW WE DETERMINE ACCOUNT VALUE

At the end of the Valuation Period during which the first premium is received, the Account Value in each Investment Subdivision is equal to (a) minus (b), where:

(a) is the portion of the Net Premium which has been paid and allocated to that Investment Subdivision; and

(b) is the portion of any due and unpaid monthly deductions allocated to the Account Value in that investment Subdivision.

At the end of each Valuation Period after such date, the Account Value allocated to each Investment Subdivision of the Separate Account is (1) plus
(2) plus (3) minus (4) minus (5) minus (6), where:

(1) is the Account Value allocated to the Investment Subdivision at the end of the preceding Valuation Period, multiplied by the Investment Subdivision's net investment factor for the current Valuation Period;

(2) is Net Premiums received during the current Valuation Period and which are allocated to the Investment Subdivision;

(3) is any other amount transferred into the investment Subdivision during the current Valuation Period;

(4) is any partial surrender made from the Investment Subdivision during the current Valuation Period;

(5) is any Account Value transferred out of the Investment Subdivision during the current Valuation Period;

(6) any monthly deduction allocated to the Investment Subdivision during the current Valuation Period.

HOW WE DETERMINE NET PREMIUM

To calculate the Net Premium, multiply the premium paid times the Net Premium Factor.

The minimum Net Premium Factor is shown on the policy data pages. We may use a Net Premium Factor greater than the minimum Net Premium Factor at our sole discretion.

MONTHLY DEDUCTION

The monthly deduction is a charge made on the Policy Date and each Policy Month thereafter against the Account Value. It is determined by adding the cost of insurance, the cost of additional benefits provided by rider, and the monthly policy charge. The monthly deduction for the month when an increase in the Specified Amount becomes effective will include the increase charge per $1000 for each $1000 of increase.

The actual monthly policy charge will never be greater than the maximum monthly policy charge shown on the policy data pages. The increase charge per $1,000 is also shown on the policy data pages.

The monthly deduction for a Policy Month will be allocated among the Investment Subdivisions of the Separate Account in the same proportion that the Policy's Account Value in each Investment Subdivision bears to the total Account Value in all Investment Subdivisions at the beginning of the Policy Month.

COST OF INSURANCE

The cost of insurance is calculated on each Monthly Anniversary Day and is based on the net amount at risk. The net amount at risk is calculated by dividing the Life Insurance Proceeds by 1.0032737, and then subtracting the Account Value. To determine the cost of insurance for a particular Policy Month, we divide the net amount at risk by 1000 and multiply that result by the applicable cost of insurance rate. If Option B is in effect, and the Specified Amount has increased, the Account Value is first considered part of the initial Specified Amount. If the Account Value is more than the initial Specified Amount, it will be considered part of the increased Specified Amounts resulting from increases in the order of the increases.

Cost of lnsurance Rate. The monthly rate is based on the Insured's sex, issue age, policy duration and risk class. The risk class (and therefore the rates) will be determined separately for the initial Specified Amount and for any increase in the Specified Amount that requires evidence of insurability. The rates are determined by us according to our expectations of future experience for mortality, lapse, taxes, interest, and expenses. We can change the rates from time to time, but they will never be more than the maximum rates shown in the table of guaranteed maximum insurance rates. A change in rates will apply to all persons of the same age, sex and risk class and whose policies have been in effect for the same length of time.

INSUFFICIENT ACCOUNT VALUE

On a Monthly Anniversary Day, if the Account Value less the surrender charge and less any Policy Debt is not enough to cover the monthly deduction for that Monthly Anniversary Day, the Grace Period provision will apply.

CONTINUATION OF COVERAGE

This Policy and any riders will remain in effect:

 . as long as the Account Value less the surrender charge and less any Policy
  Debt covers the monthly deduction; or

 . as provided for in the Continuation Amount and Continuation Period provision under PREMIUM PAYMENTS.

A rider attached to this Policy will not continue beyond its termination date under any circumstances.

SURRENDER

You can make a full or partial surrender of this Policy by sending a written request and the Policy to our Home Office. Unless an Optional Payment Plan is chosen, any proceeds payable will be paid to you in a lump sum. A surrender must take place during the Insured's life.

Amount Payable on Surrender. The Surrender Value of this Policy is the Account Value on the date we receive your request for surrender in our Home Office less any Policy Debt and less any surrender charge that applies.

Surrender Charge. We will charge a surrender charge during the surrender charge period in the case of a full surrender of this Policy, and for decreases in Specified Amount as described below. The amount of surrender charge is shown in the policy data pages. The surrender charge period is the period of Policy Months for which a surrender charge is shown in the policy data pages.

Surrender Charge on Decrease in Specified Amount. If the Specified Amount is decreased to less than the smallest Specified Amount that had previously been in effect, we may charge a surrender charge. The amount of surrender charge will be the charge for a full surrender, multiplied by the ratio of (a) to (b), where:

(a) is the smallest Specified Amount that was in effect prior to the current decrease, minus the Specified Amount after the current decrease; and

(b) is the smallest Specified Amount that was in effect prior to the current decrease.

Surrender charges in effect prior to the decrease will be adjusted to reflect any assessments made.

Partial Surrender. You can make a partial surrender of this Policy. A partial surrender cannot be less than $500. A partial surrender cannot exceed the lesser of:

 . the Surrender Value, less $500; or

 . the available loan amount.

We generally will reduce both the Account Value and the Life Insurance Proceeds by the amount of any partial surrender. A partial surrender will not be permitted during the first policy year if death benefit Option B is in effect.

You may tell us how to allocate the partial surrender among the Investment Subdivisions of the Separate Account. If you do not, the partial surrender will be allocated among each Investment Subdivision in the same proportion that the Policy's Account Value in each Investment Subdivision bears to the total Account Value in all investment Subdivisions on the date we receive the request in our Home Office.

We will deduct a charge from the amount of each partial surrender. This charge will equal the lesser of (i) $25, or (ii) 2% of the amount of the partial surrender.

RECEIVING THE SURRENDER VALUE


The Surrender Value is payable in one lump sum unless you choose to receive periodic payments under an Optional Payment Plan.

POSTPONEMENT OF PAYMENTS


We will usually pay any amounts payable as a result of surrender, partial surrender, or policy loan within seven days after we receive written request in our Home Office, in a form satisfactory to us. We will usually pay any Life insurance Proceeds within seven days after we receive due proof of death.

Payment of any amount payable on surrender, partial surrender, policy loan or Life Insurance Proceeds may be postponed whenever:

 . the New York Stock Exchange is closed other than customary week-end and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or

 . the Securities and Exchange Commission by order permits postponement for the protection of policyowners; or

 . an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

We have the right to defer payment which is derived from any amount recently paid to us by check or draft, until we are satisfied the check or draft has been paid by the bank on which it is drawn.

Loan Benefits

This Policy has loan benefits that are described below.

MAKING A POLICY LOAN

You may obtain a policy loan from us. This Policy is the only security required. The maximum loan amount is 90% of the difference between (a) the Account Value and (b) any surrender charge on the date of the loan. The available loan amount is the maximum loan amount less any outstanding Policy Debt.

When a policy loan is made, an amount of Account Value sufficient to secure the loan is transferred out of the Separate Account and into our General Account. You may tell us how to allocate that Account Value among the Investment Subdivisions of the Separate Account. If you do not, that Account Value will be aliocated among each Investment Subdivision in the same proportion that the Policy's Account Value in each Investment Subdivision bears to the total Account Value in all Investment Subdivisions on the date we make the loan.

Any loan transaction will permanently affect the values of the Policy.

POLICY LOAN INTEREST

The interest rate paid on policy loans is shown on the policy data pages. Interest accrues daily, and is due and payable on each policy anniversary. If interest is not paid when due, an amount equal to the amount owed will be transferred out of the Separate Account to become part of the Policy Debt and interest will be charged on that amount. Interest transferred out of the Separate Account will be transferred from each Investment Subdivision in the same proportion that the Account Value in that Investment Subdivision bears to the total Account Value in all Investment Subdivisions at the time of interest transfer.

PREFERRED POLICY DEBT

Account Value in the General Account will earn interest daily at a minimum annual rate of 4%. On each policy anniversary day, the interest earned since the preceding policy anniversary day will be transferred into the Separate Account. Unless you tell us otherwise, this interest will be allocated to the Investment Subdivisions in the same manner as Net Premiums.

A portion of policy loans taken and/or existing after the preferred loan availability date (shown on the policy data pages) will be designated as preferred policy debt. The amount of preferred policy debt is redetermined each policy month. Borrowed Account Value that corresponds to preferred policy debt will earn interest at no less than the minimum annual rate of 4%. At our sole discretion, we may use an interest rate higher than the guaranteed interest rate.

Preferred policy debt will be at least as large as:

(a) the Account Value less any surrender charge that applies, minus

(b) the total premiums paid.

REPAYING POLICY DEBT

You can repay Policy Debt in part or in full any time during the Insured's life while this Policy is in effect. Loan payments will first be applied to reduce the portion of Policy Debt that does not correspond to preferred policy debt.

When a loan repayment is made, Account Value in the General Account related to that payment will be transferred into the Separate Account. You may tell us how to allocate this Account Value among each Investment Subdivision of the Separate Account. If you do not, we will allocate that amount among the Investment Subdivisions in the same proportion that Net Premiums are being allocated.

If you do not repay Policy Debt, it will be deducted from any proceeds or benefit payable at the Insured's death or on surrender. Any Policy Debt which exists at the end of the 61-day grace period will be deducted from the Account Value and considered repaid as of the date of termination.

MINIMUM LOAN PAYMENT

During the Continuation Period, if Policy Debt on any Monthly Anniversary Day exceeds the Account Value less any surrender charge that applies, and the Net Total Premium is less than the Continuation Amount, your Policy will enter a 61-day grace period. You will have the 61-day grace period to pay a minimum loan payment equal to the lesser of (a) and (b), where:

(a) equals the amount by which Policy Debt exceeds the Account Value less any surrender charge; and

(b) equals the Net Premium Factor times the difference between the Continuation Amount and the Net Total Premium.

All amounts in (a) and (b) above are as of the Monthly Anniversary Day when excess Policy Debt first occurs.

After the Continuation Period, if Policy Debt on any Monthly Anniversary Day exceeds the Account Value less any surrender charge that applies, your Policy will enter a 61-day grace period. In this case, you will have the 61-day grace period to pay a minimum loan payment equal to the amount by which Policy Debt exceeds the Account Value less any surrender charge. As used in this paragraph, Policy Debt, Account Value and surrender charge are all as of the Monthly Anniversary Day when excess Policy Debt first occurs.

We will send written notice of the minimum loan payment to you and any assignee of record at our Home Office at least 30 days prior to the date of termination. If you do not pay the minimum loan payment by the end of the grace period, your Policy will terminate without value.

General Information

ANNUAL STATEMENT

On each policy anniversary, we will send you an annual statement. The statement will show the Specified Amount, the Account Value, the Surrender Value and Policy Debt as of the policy anniversary. The statement will also show premiums paid and charges made during the policy year.

CALCULATION OF VALUES

Our calculations of guaranteed maximum cost of insurance rates are based on the Commissioners' 1980 Standard Ordinary Smoker or Nonsmoker Mortality Table for issue ages 15 and above. For issue ages O-14, they are based on the Commissioner's 1980 Standard Ordinary Mortality Tables without distinction for smoker or nonsmoker status, until attained age 15; then for attained ages 15 and over, they are based on the Commissioner's 1980 Standard Ordinary Nonsmoker Mortality Table.

If this Policy or an increased Specified Amount is in a special rating class, the guaranteed maximum insurance rates are increased in the manner described in the table of guaranteed maximum insurance rates.

If the net investment factor is always equivalent to an effective annual interest rate of 4%, the values in this Policy will always at least equal the account values required of an equivalent general account policy by the law where this Policy was delivered. A detailed statement of how we calculate the values in this Policy has been filed with the insurance department where this Policy was delivered.

EXCHANGE PROVISION

During the first 24 policy months, you have the right to exchange this Policy for a permanent fixed benefit policy. We will not require evidence of insurability. If you decide to make an exchange, we will notify you of the policies available for exchange and the procedures to follow. You may elect to have the amount of the new policy be either (a) or (b) where:

(a) is the Life Insurance Proceeds on the date of exchange, and

(b) is the Life Insurance Proceeds minus the Account Value on the date of exchange.

The new policy will have the same policy date, sex, issue age and rating class as this Policy. The new policy will include such riders and endorsements as were included in this Policy, if such riders and endorsements are available with the new policy.

The exchange is subject to an equitable adjustment in payments and Account Values to reflect variances, if any, in the payments and Account Values under the existing Policy and the new policy.

LIMITS ON CONTESTING THIS POLICY

In deciding to issue this Policy, we relied on statements in the application for the Policy. If we increase the Specified Amount or reinstate the Policy after it lapses, we rely on statements in a supplemental application or a reinstatement application. The statements in all such applications are considered representations and not warranties.

We can contest this Policy, an increase in Specified Amount and/or a reinstatement of this Policy, if:

 . any material misrepresentation of fact was made in the application, a supplemental application or a reinstatement application; and

 . a copy of that application was attached to the Policy when issued or delivered, or was made a part of the Policy when a change in coverage or Policy reinstatement went into effect.

With respect to the original Specified Amount, we will not contest this Policy after it has been in effect during the lifetime of the Insured for two years from its policy date. We will not contest an increase in Specified Amount after that increase has been in effect during the lifetime of the Insured for two years from the effective date of the increase. We will not contest a reinstatement of this Policy after the reinstated Policy has been in effect during the lifetime of the insured for two years from the date of reinstatement.

This provision does not apply to riders that provide disability benefits.

MISSTATEMENT OF AGE OR SEX

If the Insured's Age or sex was misstated in an application, Life Insurance Proceeds will be adjusted. The Life Insurance Proceeds after adjustment will be the sum of (a) and (b), where:

(a) is the Account Value at the time of the Insured's death; and

(b) is the unadjusted Life Insurance Proceeds, reduced by the Account Value at the time of the insured's death, and multiplied by the ratio of (1) the most recent monthly deduction based on the Age and sex shown in the application, to (2) the most recent monthly deduction based on the true Age or sex.

All amounts are those in effect, with respect to the insured, in the Policy Month of the Insured's death.

In no event will Life Insurance Proceeds be less than the amount required to keep the Policy qualified as life insurance.

NONPARTICIPATING

This is not a participating policy. No dividends are payable.

SUICIDE

If the Insured commits suicide, while sane or insane, within two years of the Policy Date, all coverage under the Policy will end, and we will pay a limited amount of proceeds. The limited amount of proceeds will equal all premiums paid on the Policy, less Policy Debt and partial surrenders.

If the Insured commits suicide, while sane or insane, more than two years after the policy date and within two years after an increase in the Specified Amount became effective, the Specified Amount will be reduced to the amount in effect prior to the increase. The amount payable with respect to the increase will equal the monthly deductions that were made for that increase.

Any limited amount payable will be treated as Life Insurance Proceeds and paid to the Beneficiary under the same conditions as the original Specified Amount.

WRITTEN NOTICE

Any written notice to us should be sent to our Home Office at 6610 West Broad Street, Richmond, Virginia 23230. Please include the policy number and the Insured's full name.

Any notice we send to you will be sent to your address shown in the application. Notify us of any change of address.

Optional Payment Plan

Life insurance or surrender value proceeds will be paid in one lump sum, unless requested otherwise. Any part of the proceeds can be left with us and paid under a payment plan. During the Insured's life, you can choose a plan. A Beneficiary can choose a plan if you have not chosen one at the insured's death.

There are several important payment plan rules:

 . The payee under a plan cannot be a corporation, association or fiduciary.

 . If you change a Beneficiary, your plan selection will no longer be in effect unless you request that it continue.

 . Any choice or change of a plan must be sent in writing to our Home Office.

 . The amount of each payment under a plan must be at least $50.

 . Payments will begin either on the date of death or on lapse, except for payments under Plan 4 which begin at the end of the first interest period.

 . Payments are backed by assets in our General Account.

Plan 1. Income for A Fixed Period. We will make equal periodic payments for a fixed period, not longer than 30 years. Payments can be annual, semi-annual, quarterly or monthly. Payments will be made according to the table in this section. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest and the amount of any payment. If the payee dies, the amount of the remaining guaranteed payments will be discounted to the date of the payee's death at a yearly rate of 3%. Discounted means we will deduct the amount of interest each remaining payment would have included had it not been paid out early. The discounted amount will be paid in one sum to the payee's estate unless otherwise provided.

Plan 2. Life Income. We will make equal monthly payments for a guaranteed minimum period. If the payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 1O, 15 or 20 years. Payments will be according to the table in this section. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies before the end of the guaranteed period, the amount of remaining payments for the minimum period will be discounted at the same interest rate used to calculate the monthly income. The discounted amounts will be paid in one sum to the payee's estate unless otherwise provided.

Plan 3. Income of A Definite Amount. We will make equal periodic payments of a definite amount. Payments can be annual, semi-annual, quarterly or monthly. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at 3% compounded yearly. We may increase the interest rate. If we do, the payment period will be extended. If the payee dies, the amount of the remaining proceeds with earned interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 4. Interest Income. We will make periodic payments of interest earned from the proceeds left with us. Payments can be annual, semi-annual, quarterly or monthly, and will begin at the end of the first period chosen. Proceeds left under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies, the amount of remaining proceeds and any earned but unpaid interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 5. Joint Life and Survivor Income. We will make equal monthly payments to two payees for a guaranteed minimum of 10 years. Each payee must be at least 35 years old when payments begin. The guaranteed amount payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. Payments will continue as long as either payee is living. If both payees die before the end of the minimum period, the amount of the remaining payments for the 10 year period will be discounted at the same interest rate used to calculate the monthly income. The discounted amount will be paid in one sum to the survivor's estate unless otherwise provided.

Plan 1 Table: Monthly payment rates for each $1,000 of proceeds under Plan 1.

Years
Payable    1      2      3      4      5      6      7      8      9     10    11    12    13    14    15
-------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ----- ----- ----- ----- ----- -----
Monthly
Payment  $84.47 $42.86 $28.99 $22.06 $17.91 $15.14 $13.16 $11.68 $10.53 $9.61 $8.86 $8.24 $7.71 $7.26 $6.87
Years
Payable    16     17     18     19     20     21     22     23     24    25    26    27    28    29    30
-------  ------ ------ ------ ------ ------ ------ ------ ------ ------ ----- ----- ----- ----- ----- -----
Monthly
Payment   $6.53  $6.23  $5.96  $5.73  $5.51  $5.32  $5.15  $4.99  $4.84 $4.71 $4.59 $4.47 $4.37 $4.27 $4.18

Annual, semi-annual or quarterly payments are determined by multiplying the monthly payment by 11.838, 5.963 or 2.992, respectively.

Plan 2 Table: Monthly payment rates for each $1,000 of proceeds under Plan 2.

                  Male Payee             Female Payee                        Male Payee             Female Payee
            ----------------------- -----------------------            ----------------------- -----------------------
              10      15      20      10      15      20                 10      15      20      10      15      20
Settlement   Years   Years   Years   Years   Years   Years  Settlement  Years   Years   Years   Years   Years   Years
   Age      Certain Certain Certain Certain Certain Certain    Age     Certain Certain Certain Certain Certain Certain
----------  ------- ------- ------- ------- ------- ------- ---------- ------- ------- ------- ------- ------- -------
    20       $2.90   $2.89   $2.89   $2.80   $2.80   $2.80      65      $5.44   $5.17   $4.83   $4.85   $4.72   $4.54
    25        2.99    2.98    2.98    2.88    2.87    2.87      66       5.58    5.28    4.89    4.97    4.83    4.62
    30        3.10    3.10    3.09    2.96    2.96    2.96      67       5.74    5.38    4.96    5.10    4.93    4.69
    35        3.24    3.24    3.23    3.08    3.07    3.07      68       5.89    5.49    5.02    5.24    5.04    4.77
    40        3.43    3.41    3.39    3.22    3.21    3.20      69       6.05    5.60    5.08    5.39    5.16    4.84
    45        3.66    3.64    3.60    3.40    3.39    3.37      70       6.22    5.70    5.13    5.55    5.28    4.92
    50        3.95    3.91    3.85    3.63    3.61    3.59      71       6.39    5.81    5.18    5.71    5.39    4.99
    51        4.02    3.97    3.91    3.68    3.66    3.63      72       6.57    5.91    5.23    5.88    5.51    5.05
    52        4.09    4.04    3.96    3.74    3.72    3.68      73       6.75    6.01    5.27    6.06    5.63    5.12
    53        4.16    4.11    4.02    3.80    3.77    3.74      74       6.93    6.10    5.31    6.25    5.75    5.17
    54        4.24    4.18    4.08    3.86    3.83    3.79      75       7.12    6.19    5.35    6.44    5.87    5.22
    55        4.32    4.25    4.15    3.93    3.90    3.85      76       7.30    6.28    5.38    6.64    5.98    5.27
    56        4.41    4.33    4.21    4.00    3.96    3.91      77       7.49    6.35    5.40    6.85    6.09    5.31
    57        4.50    4.41    4.28    4.07    4.03    3.97      78       7.67    6.43    5.42    7.06    6.19    5.35
    58        4.60    4.49    4.34    4.15    4.10    4.03      79       7.85    6.49    5.44    7.27    6.28    5.38
    59        4.70    4.58    4.41    4.23    4.18    4.10      80       8.02    6.55    5.46    7.48    6.37    5.41
    60        4.81    4.67    4.48    4.32    4.26    4.17      81       8.18    6.61    5.47    7.68    6.45    5.43
    61        4.92    4.77    4.55    4.42    4.35    4.24      82       8.34    6.65    5.48    7.88    6.52    5.45
    62        5.04    4.86    4.62    4.52    4.43    4.31      83       8.49    6.69    5.49    8.08    6.58    5.47
    63        5.17    4.96    4.69    4.62    4.53    4.39      84       8.63    6.73    5.50    8.26    6.63    5.48
    64        5.30    5.06    4.76    4.73    4.62    4.46      85       8.76    6.76    5.50    8.43    6.68    5.49
                                                              & over

Values for ages not shown will be furnished upon request.

Plan 5 Table: Monthly payment rates for each $1,000 of proceeds under Plan 5.


                                   Female Settlement Age
    Male     -----------------------------------------------------------------
 Settlement                                                              85 &
    Age       35    40    45    50    55    60    65    70    75    80   over
 ----------  ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
     35      $2.95 $3.00 $3.06 $3.11 $3.15 $3.18 $3.20 $3.22 $3.23 $3.24 $3.24
     40       2.98  3.06  3.13  3.20  3.26  3.31  3.35  3.38  3.40  3.41  3.42
     45       3.01  3.10  3.20  3.30  3.39  3.46  3.53  3.58  3.61  3.64  3.65
     50       3.03  3.14  3.25  3.38  3.51  3.63  3.73  3.81  3.87  3.91  3.93
     55       3.04  3.16  3.30  3.45  3.62  3.79  3.94  4.08  4.18  4.25  4.29
     60       3.05  3.18  3.33  3.51  3.72  3.94  4.16  4.37  4.55  4.67  4.75
     65       3.06  3.19  3.36  3.56  3.79  4.07  4.37  4.68  4.96  5.18  5.32
     70       3.07  3.20  3.37  3.59  3.85  4.17  4.55  4.97  5.39  5.75  6.00
     75       3.07  3.21  3.38  3.61  3.89  4.24  4.68  5.20  5.78  6.32  6.73
     80       3.07  3.21  3.39  3.62  3.91  4.28  4.76  5.37  6.08  6.81  7.40
 85 & over    3.07  3.22  3.39  3.62  3.92  4.31  4.81  5.47  6.28  7.15  7.91

Figures for intermediate ages, for two males or two females will be furnished upon request.

Settlement Age: The settlement age is the payee's age nearest birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the payee.

                 Year Payments Begin
                 -------------------
                                        Prior                                                Age
          After                          To                                               Adjustment
          -----                         -----                                             ----------
                                        2001                                                   0
          2000                          2006                                                   3
          2025                          2051                                                   7
          2050                                                                                10

Unit Value Endorsement

The Policy to which this endorsement is attached is amended by deleting from the definition of net investment factor in the Unit Value provision the following:

(c) is a charge no greater than .0024769% for each day in the Valuation Period. This corresponds to .90% per year.

and by adding the following:

(c) is a charge no greater than .0019246% for each day in the Valuation Period. This corresponds to .70% per year.

For GE life and Annuity Assurance Company

                                     (LOGO)
                                   President

Bank Draft Preauthorized Premium Payment Plan Agreement

This agreement provides for payment of premiums under our Bank Draft Preauthorized Premium Payment Plan. You have authorized us to collect premiums by drawing against a designated bank account, or by electronic fund transfers from a designated bank account at the frequency shown in the policy data pages. Subject to the following, we will collect the premiums due under the policy in the manner authorized.

This agreement will end:

 . if you send us a written notice; or

 . if we send you a written notice.

We reserve the right to terminate this agreement:

 . if a stop payment notice prevents payments of a premium due; or

 . if insufficient funds prevent payment of a premium due.

After this agreement ends, premiums will be payable at the rates and mode of payment that would have been in effect without this agreement.

When this agreement ends, we reserve the right to change the mode of payment to the next less frequent premium mode.

For GE Life and Annuity Assurance Company

                                     (LOGO)
                                   President

Accidental Death Benefit Rider

This rider provides an additional death benefit on the life of the insured. We will pay this benefit when we receive due proof of the Insured's death, if:

 . the death resulted, directly and independently of all other causes, from bodily injury caused solely by external, violent and accidental means; and

 . the injury and death occurred while this rider was in effect; and . the death occurred within 180 days of the injury; and

 . the death occurred after the policy anniversary nearest the insured's 5th birthday; and

 . the death occurred before the policy anniversary nearest the insured's 70th birthday.

AMOUNT OF BENEFIT

The amount of accidental death benefit is the Specified Amount of Accidental Death Benefit shown in the policy data pages.

CHANGE IN EXISTING AMOUNT OF BENEFIT

After this rider has been in effect for one year, you can increase or decrease the Specified Amount of Accidental Death Benefit. To make a change, send a written request and the Policy to our Home Office.

Decrease. Any decrease will become effective on the Monthly Anniversary Day after the date we receive the request. The decrease will first apply to coverage provided by the most recent increase, then to the next most recent increases successively, then to coverage provided under the original application. The least Specified Amount of Accidental Death Benefit that may be in effect after a change is $2,000.

Increase. To apply for an increase you must submit a supplemental application. You will have to submit evidence satisfactory to us that the insured is insurable. Any approved increase will become effective on the date shown in the supplemental policy data page. Any increase will be subject to deduction of the first month's cost of increased insurance from the Account Value of this Policy. Any increase will be limited by the Company's rules in effect at the time of the change.

WHEN THE RIDER IS EFFECTIVE

This rider goes into effect on the Policy Date unless another effective date is shown in the policy data pages. The effective date of any increase is shown in the policy data pages.

This rider will end:

 . if the grace period ends without sufficient premium being paid; or

 . if the policy is surrendered; or

 . if you send us a written request to end the rider; or

 . if the Policy ends; or

 . on the policy anniversary nearest the Insured's 70th birthday.

EXCEPTIONS

This benefit will not be paid if death results solely or partly, directly or indirectly, from:

 . suicide, or attempted suicide, while sane or insane; or

 . committing or attempting to commit an assault or felony; or

 . war, whether or not declared, or any act of war, or insurrection; or

 . service in any armed force engaged in a military conflict; or

 . participation in maneuvers of an armed force; or

 . travel in, flight on, or descent from any aircraft unless the insured is on the aircraft solely as a passenger (Aircraft includes a rocket or any vehicle for travel in or beyond the earth's atmosphere); or

 . voluntary use of any drug or medication.

 . bodily or mental infirmity, disease or infection, or their medical or surgical treatment. We will cover death from an infection which occurs due to an accidental cut or wound.

LIMITS ON CONTESTING THIS RIDER

We will not contest this rider after it has been in effect during the Insured's life for two years. We will not contest an increase in benefit after the increase has been in effect during the Insured's life for two years from the effective date of the increase.

COST OF THIS RIDER

This rider is issued in consideration of the application and the inclusion of its monthly cost of insurance in the Policy's monthly deduction.

The monthly cost of insurance for this rider is (I) multiplied by (2), where:

(1) is the cost of insurance rate for this rider: and

(2) is the Specified Amount of Accidental Death Benefit.

The cost of insurance rates for this rider are shown in the Table of Guaranteed Maximum Insurance Rates in the policy data pages.

This rider is subject to the provisions of the Policy.

For GE Life and Annuity Assurance Company,

Disability Benefit Rider

This rider provides benefits while the insured is totally disabled. However, it will not provide any benefits until after six months of continuous total disability.

During the Continuation Period, on each Monthly Anniversary Day while the insured is totally disabled, we will credit to this Policy a premium equal to the greater of the monthly deductions or the amount by which the Continuation Amount for the current Policy Month exceeds the Continuation Amount for the preceding Policy Month.

After the Continuation Period, on each Monthly Anniversary Day while the Insured is totally disabled, we will waive the monthly deductions due under this Policy, including the monthly costs of any benefits provided by rider.

After we receive proof the Insured has been continuously totally disabled for six months, we will make benefits effective from the commencement of total disability.

Coverage will continue during any period for which benefits are provided under this rider.

The total disability must start while this rider is in effect. It also must start before the policy anniversary nearest the Insured's 65th birthday.

We will not waive any deduction due on or after the policy anniversary nearest the Insured's 65th birthday, except as provided below.

if the insured is totally disabled and monthly deductions are being waived, this Policy will not lapse solely because the Account Value becomes less than the surrender charge.

WHEN THIS RIDER IS EFFECTIVE

Coverage provided as a result of the original application for this rider goes into effect on the Policy Date unless another effective date is shown in the policy data pages.

If you increase the Specified Amount under the Policy, the coverage under this rider will increase at the same time.

Coverage under this rider will end:

 . on the policy anniversary nearest the Insured's 65th birthday; or

 . if the grace period ends without sufficient premium being paid; or

 . if the Policy is surrendered; or

 . if you send a written request to end the rider; or

 . if the Policy ends.

Any monthly deduction due on or after the policy anniversary nearest the Insured's 65th birthday will be waived only if on that date the Insured:

 . is totally disabled; and

 . has been continuously totally disabled during the previous five years; and

 . was entitled to benefits under this rider.

TOTALLY DISABLED

The Insured will be considered totally disabled if the total disability:

 . results from bodily injury or disease; and

 . continues uninterrupted for at least six months; and

 . during its first two years causes the Insured to be unable to perform the substantial duties of his or her regular occupation; and

 . after its first two years causes the Insured to be unable to perform the substantial duties of any and every occupation or work for pay or profit for which he or she is qualified by education, training or experience.

Any of the following are presumed to cause the Insured to be totally disabled:

 . The entire, irrevocable loss of sight of both eyes.

 . The loss of use of both hands.

 . The loss of use of both feet.

 . The loss of use of one hand and one foot.

The loss must occur after this rider goes into effect.

EXCEPTIONS

This rider will not provide any benefits if total disability results from:

 . an intentionally self-inflicted injury, while sane or insane; or

 . an injury that occurred or disease that first became manifest before this rider went into effect; or with respect to increases in coverage, injury that occurred or disease that first became manifest before the increase went into effect; or

 . war, whether or not declared, or any act of war, or participation in an insurrection; or

 . service in any armed force engaged in a military conflict.

LIMITS ON CONTESTING THIS RIDER

With respect to coverage originally provided by this rider on its effective date, we will not contest this rider after it has been in effect for two years during the Insured's life and without the start of total disability. With respect to increases in coverage due to increases in the Specified Amount under the Policy, we will not contest an increase in coverage under this rider after the increase has been in effect for two years during the Insured's life and without the start of total disability.

CLAIMING BENEFITS UNDER THIS RIDER

Send us written notice and proof of the Insured's total disability. We must receive proof of claim while the Insured is alive and totally disabled. If this cannot be done, we will not reduce or deny the claim if we receive notice and proof as soon as reasonably possible. We will not waive any Continuation Amount or monthly deduction due prior to the 12 months before we receive notice of disability, unless it was not reasonably possible to send notice sooner.

We require that proof of continuing total disability be given to us periodically. We will not require proof more than once a year after total disability has continued for two years. If the insured fails to give required proof, we will not waive any future Continuation Amounts or monthly deductions.

COST OF THIS RIDER

This rider is issued in consideration of the application and the inclusion of the monthly cost of disability benefit in the policy's monthly deduction.

The monthly cost of disability benefit is (1) muLtiplied by (2), where:

(1) is the disability percentage rate; and

(2) is the cost of insurance for the month.

The disability percentage rates are shown in the Table of Guaranteed Maximum Insurance Rates in the policy data pages. The cost of insurance is the cost of insurance for the Policy plus the cost of insurance for any rider insuring an additional life.

This rider is subject to the provisions of the Policy.

For GE Life and Annuity Assurance Company,

                                     (LOGO)
                                   President

Children's Insurance Rider

This rider provides level term insurance payable at the death of each insured child. We will pay the insurance to the Insured unless another beneficiary has been designated and the designation is effective when the child dies.

Insured child means the Insured's child named in the application for this rider. Insured child also means any child born to or adopted by the Insured while this rider is effective. A child may not become an insured child before the 15th day of the child's life or after the child's 18th birthday. However, a child who is a full-time student and who has not yet attained his 22nd birthday may become an insured child.

Insured means the Insured under the Policy.

Full-time student means a child who is currently enrolled as a full-time student, in a secondary or postsecondary school. Full-time student also includes a child who is absent from school due to summer vacation and who is scheduled to return to school when the next school year begins.

AMOUNT OF INSURANCE

The amount of insurance is shown in the policy data pages.

WHEN THIS RIDER IS EFFECTIVE

This rider goes into effect on the Policy Date, unless another effective date is shown in the policy data pages.

An insured child's coverage goes into effect on the date when this rider goes into effect, the date of the child's adoption, or the 15th day of the child's life, whichever is latest. An insured child's coverage ends on the policy anniversary nearest the child's 25th birthday or when this rider ends, if earlier.

This rider will end:

 . on the death of the Insured; or

 . if the Policy is surrendered; or

 . if you send us a written request to end the rider; or

 . if the Policy ends.

CONTINUATION OF COVERAGE AT DEATH OF INSURED

In addition to providing term insurance on each insured child, this rider provides for a term insurance benefit on the Insured. This benefit is automatically applied at the death of the Insured to purchase a new policy containing the same amount of benefit as this rider on each surviving insured child. No further premium will be required on any new policy. Each new policy will have account values which will be available to its owner. We will furnish these values on request.

CHILD'S OPTION TO PURCHASE A NEW POLICY

An insured child may purchase a new policy on his own life, on the policy anniversary nearest his 25th birthday or when the Policy ends, if earlier. No evidence of insurability will be required.

The insured child must send us a written request within 30 days of the end of his coverage under this rider. The new policy will go into effect on the date coverage ends under this rider. However, the full first premium must be paid before the new policy will go into effect.

The new policy can be a whole life policy or any other policy then offered by us for exchanges. Premiums for the new policy will be at rates in effect for the insured child's sex and attained age on its effective date. The new policy will be subject to our rules on frequency of premium payment, minimum premium and plan availability on its effective date. There will be at least one plan available.

The insured child may elect an amount of insurance of from one to five times the amount of insurance under this rider on the date coverage ends under this rider.

The new policy will not include any supplementary riders unless we agree.

LIMITS ON EFFECT OF OTHER RIDERS

No benefit rider, other than a Disability Benefit Rider, will affect this rider. This rider will not increase the benefits paid under any other rider.

LIMITS ON CONTESTING THIS RIDER

With respect to any insured child named in the application, we will not contest the amount of coverage originally provided by this rider after it has been in effect during the child's life for two years,

With respect to any insured child who becomes insured after this rider goes into effect, we will not contest the coverage provided that child by this rider.

SUICIDE

If the Insured commits suicide, while sane or insane, within two years of the date this rider goes into effect, this rider will end. We will not issue a paid-up policy on any surviving insured child. Instead, each surviving insured child may purchase a new policy, as described under Child's Option to Purchase a New Policy.

If, while this rider insures only one child, that insured child commits suicide, while sane or insane, within two years of the date that his coverage under this rider goes into effect, the benefit payable under this rider will be limited to the cost of insurance deductions made with respect to this rider. If, while this rider insures more than one child, one of those insured children commits suicide, while sane or insane, within two years of the date that his coverage under this rider goes into effect, no benefits will be paid under this rider with respect to that child's death.

COST OF THIS RIDER

This rider is issued in consideration of the application and the inclusion of its monthly cost of insurance in the Policy's monthly deduction.

The monthly cost of insurance for this rider is (1) multiplied by (2), where

(1) is the cost of insurance rate for this rider; and

(2) is the amount of insurance for this rider, divided by 1,000.

The cost of insurance rate for this rider is shown in the policy data pages.

This rider is subject to the provisions of the Policy.

For GE Life and Annuity Assurance Company,

                                     (LOGO)
                                   President

Insurance Rider For Additional Insured Person

This rider provides adjustable insurance on an additional insured person. We will pay the insurance to the beneficiary named in the application for this rider, unless another beneficiary has been designated and that designation is effective when the insurance is payable. If no beneficiary survives the additional insured person, the insurance will be paid to you or your estate.

Additional insured person means the person so named in the application for this rider and also named in the policy data pages. The insurance is payable at the death of the additional insured person while this rider is in effect.

AMOUNT OF INSURANCE

The amount of insurance is shown in the policy data pages.

CHANGE IN EXISTING AMOUNT OF INSURANCE

After this rider has been in effect for one year, you can increase or decrease the amount of insurance. To make a change, send a written request and the Policy to our Home Office.

DECREASE

Any decrease will become effective on the Monthly Anniversary Day after the date we receive the request. The decrease will first apply to coverage provided by the most recent increase, then to the next most recent increases successively, then to coverage provided under the original application. The least amount that may be in effect after a change is $10,000.

INCREASE

To apply for an increase you must submit a supplemental application. You will have to submit evidence satisfactory to us that the additional insured person is insurable. Any approved increase will become effective on the date shown in the supplemental policy data page. Any increase will be subject to deduction of the first month's cost of increased insurance from the Account Value of this Policy. Any increase will be limited by the company's rules in effect at the time of the change.

WHEN THIS RIDER IS EFFECTIVE

This rider goes into effect on the policy date, unless another effective date is shown in the policy data pages.

This rider wiil end:

 . on the death of the Insured; or

 . if the Policy is surrendered; or

 . if you send us a written request to end the rider; or

 . if the Policy ends; or

 . on the policy anniversary nearest the additional insured person's 100th birthday.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the additional insured person was misstated in the application for this rider, the proceeds and benefits will be adjusted. We will adjust proceeds and benefits by the difference between the actual monthly cost of insurance and the monthly cost of insurance that should have been deducted at the true age or sex.

SUICIDE

If the additional insured person under this rider dies from suicide, while sane or insane, within two years from the effective date of coverage under this rider, our liability will be limited to the total cost of insurance for this rider for the months it is in force.

If the additional insured person under this rider dies from suicide within two years from the effective date of an increase in the existing amount of insurance, our liability with respect to that increase will be limited to the total cost of insurance for that increase for the months the amount of increase is in force.

EXCHANGING THIS RIDER FOR AN INSURANCE POLICY

While this rider is in effect, you can exchange it for a new policy. We will not require any new evidence of insurability. To exchange this rider, send us a written request and the Policy. This rider will end and the new policy will go into effect on the Monthly Anniversary Day after we receive the request. This cannot be later than the policy anniversary nearest the additional insured person's 70th birthday. The full first premium must be paid before the new policy will go into effect. If the exchange takes place within two years of the effective date of this rider, we will rely on representations in the application for this rider. We cannot contest coverage under the new policy if death occurs after the two-year period following the effective date of coverage under this rider. The new policy may be any plan of insurance we then offer for exchanges. There will be at least one plan available. Premiums for the new policy will be at rates then in effect for the additional insured's sex and attained age. The new policy will be subject to our rules on frequency of premium payment, minimum premium and plan availability at the age of exchange. The amount of insurance under the new policy will be the amount of insurance under this rider on the effective date. A smaller amount of insurance may be arranged with our consent. The new policy will include all provisions we regularly use in such policies on the policy date. The new policy will not include any supplementary riders unless we agree.

DEATH OF THE INSURED

If you are not the Insured, and this rider ends because of the death of the Insured, we will issue to you a new policy on the life of the additional insured person. The requirements and provisions under Exchanging this Rider for an Insurance Policy will apply. We must receive a written request within 30 days after the Insured's death. If the Insured's date of death is the 29th, 30th, or 31st day of a calendar month, the new policy will be effective on the first day of the following calendar month. Otherwise, the new policy will be effective on the date of the Insured's death.

If you are the Insured and this rider ends because of your death, the additional insured person may request the new policy. In this case, the additional insured person will own the new policy.

If the additional insured person dies within 30 days after the Insured, and if a new policy has not been requested, we will pay the amount of insurance that would have been paid under this rider had it not ended. Our payment will be made as if this rider was still in effect.

LIMITS ON EFFECT OF OTHER RIDERS

No benefit rider, other than a Disability Benefit Rider, will affect this rider. This rider will not increase the benefits paid under any other rider.

LIMITS ON CONTESTING THIS RIDER

We will not contest the amount of insurance originally provided by this rider after it has been in effect during the additional insured person's life for two years.

COST OF THIS RIDER

This rider is issued in consideration of the application and the inclusion of its monthly cost of insurance in the Policy's monthly deduction.

The monthly cost of insurance for this rider is (1) multiplied by (2) where:

(1) is the cost of insurance rate for this rider; and

(2) is the amount of insurance for this rider, divided by 1000.

COST OF INSURANCE RATE

The monthly rate is based on the additional insured person's sex, issue age, policy duration and risk class. The rates are determined by us according to expectations of future mortality. We can change the rates from time to time, but they will never be more than the maximum rates shown in the Table of Guaranteed Maximum Insurance Rates. A change in rates will apply to all persons of the same age, sex and risk class and whose policies have been in effect for the same length of time.

REINSTATEMENT

You may reinstate this rider at the same time and under the same conditions as the Policy. We require evidence satisfactory to us that the additional insured person is insurable.

This rider has no account value.

This rider is subject to the provisions of the Policy.

For GE Life and Annuity Assurance Company

                                     (LOGO)
                                   President

Accelerated Benefit Rider

This rider adds an accelerated benefit to the Policy, subject to the conditions described below.

Notice: You may be taxed on benefits received under this rider. Please consult your personal tax advisor. This statement is required by Virginia law. There have been revisions to the tax law. In our opinion, an accelerated benefit will qualify as a life insurance benefit payment under tax law and is not subject to tax.

Upon your election and subject to the provisions of this rider, we will pay you an accelerated benefit if the Insured is terminally ill. Payment will be made in a lump sum.

TERMINAL ILLNESS

Terminal illness is a medical condition, resulting from bodily injury, or disease, or both:

 . which has been diagnosed by a licensed physician; and

 . for which the diagnosis is supported by clinical, radiological, laboratory or other evidence of the medical condition which is satisfactory to us; and

 . which a licensed physician certifies is expected to result in death within 12 months of such certification.

Before payment of any accelerated benefit, we will require satisfactory proof that the Insured has a terminal illness. Satisfactory proof will include a properly completed claim form and a written statement from a licensed physician. The licensed physician must be someone other than you or the insured. We reserve the right to obtain a second medical opinion at our expense.

TOTAL PROCEEDS

Total Proceeds means the Life Insurance Proceeds of the Policy plus any additional term insurance on the Insured added to the Policy by rider. (Not including Children's Insurance Rider.)

Total Proceeds:

 . will not have an adjustment for any Policy Debt; but

 . will have adjustments for the misstatement of age or sex which would be made to Life Insurance Proceeds at the death of the Insured, as described in the Policy; and

 . will exclude any Accidental Death Benefit; and

 . will exclude any coverage from the Policy or from any additional term insurance rider on the Insured that would expire within 24 months of the date we receive proof of terminal illness.

ELIGIBLE PROCEEDS

Eligible Proceeds is the Total Proceeds subject to a maximum of $250,000 for the total of all of our policies or certificates covering the Insured.

LIVING BENEFIT

The Living Benefit is the amount of the accelerated benefit that we will pay to you under this rider.

The Living Benefit is equal to the Eligible Proceeds:

 . discounted for the life expectancy of the Insured at the rate of interest charged for policy loans; and

 . minus the product of (1) the ratio of the Eligible Proceeds to the Total
  Proceeds, and (2) the amount of the single premium required to keep the Policy in effect for the life expectancy of the Insured assuming current cost of insurance rates, current expense charges, and the interest rate stated above; and

 . minus the product of (1) the ratio of the Eligible Proceeds to the Total
  Proceeds, and (2) the Policy Debt on the date of the accelerated benefit payment.

EFFECT OF LIVING BENEFIT ON THE POLICY

If the Eligible Proceeds are equal to the amount which would otherwise be payable upon the death of the Insured, then upon payment of any benefit under this rider:

 . any insurance under the Policy on the life of someone other than the Insured will be treated as though the Insured had died; and

 . all insurance under the Policy on the life of the Insured, including any riders, will end.

If the Eligible Proceeds are less than the amount which would otherwise be payable upon the death of the Insured, then upon payment of any benefit under this rider:

 . the Policy will continue with the Specified Amount, Account Value and any Policy Debt reduced appropriately, by the ratio of the Eligible Proceeds to the Total Proceeds; and

 . we will waive any surrender charge for the resulting decrease in Specified
  Amount; and

 . we will waive any minimum Specified Amount requirement for the resulting decrease in Specified Amount; and

 . any additional term insurance rider on the Insured will continue with the amount of insurance reduced by the ratio of the Eligible Proceeds to the Total Proceeds; and

 . any other rider benefits will continue with no reduction.

CONDITIONS

Payment of the Living Benefit is subject to the following conditions:

 . The Policy and any additional term insurance rider on the Insured must be in force on the date we receive proof of terminal illness.

 . The release of any collateral assignees and the approval of any irrevocable beneficiaries is required.

 . The policy may not be in the grace period on the date we receive proof of the terminal illness.

 . You are not eligible for the Living Benefit:

(a) if you are required by law to use the Living Benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

(b) if you are required by a government agency to use the Living Benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement.

EFFECTIVE DATE

This rider is effective on the Policy Date unless a different effective date is shown on the policy data page.

There is no charge for this rider.

All provisions of the Policy apply to this rider unless otherwise specified.

For GE Life and Annuity Assurance Company,

                                     (LOGO)
                                   President

                           FLEXIBLE PREMIUM VARIABLE
                             LIFE INSURANCE POLICY
--------------------------------------------------------------------------------



 . Life Insurance Proceeds payable at the insured's death
 . Adjustable death benefit
 . Flexible premiums payable for the Insured's life
 . Some benefits reflect investment results
 . No dividends

                              GE LIFE AND ANNUITY
                               ASSURANCE COMPANY

Endorsement

The Policy to which this endorsement is attached is amended as follows:

COST OF INSURANCE

Monthly deductions for cost of insurance charges will end on the Policy anniversary date on which the Insured's Attained Age is 100.

POLICY LOAN INTEREST

The interest rates charged for non-preferred Policy loans and for preferred Policy loans are shown on the Policy data pages.

TRANSFERS

We do not currently charge for transfers. We reserve the right to impose a transfer charge. The maximum amount of any transfer charge is provided on the Policy data pages.

For GE Life and Annuity Assurance Company

                                     (LOGO)
                                   President